UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2005

WIND RIVER SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-21342	94-2873391
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 Wind River Way, Alameda, California 94501

(Address of principal executive offices, including zip code)

(510) 748-4100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 8, 2005, at a meeting of the Compensation Committee of the Board of Directors (“Compensation Committee”) of Wind River Systems, Inc. (the “Company”), the Compensation Committee approved cash bonuses for the executive officers of the Company for its most recent fiscal year ended January 31, 2005 (“FY05”). These bonuses were awarded consistent with criteria for bonuses paid to all employees, based on both a funding of awards at 50% of target awards due to achievement of corporate bookings and operating profit targets, and on achievement of individual performance goals in FY05. In addition, the Compensation Committee ratified changes to the annual cash compensation and target awards for cash bonuses for the executive officers of the Company, effective as of the beginning of its fiscal year, February 1, 2005 (“FY06”). These changes for FY06 were effected as a market-rate adjustment and to align the ratio of cash compensation and target awards to be internally consistent amongst the executives. The Compensation Committee intends to establish the criteria for FY06 on-target performance for cash bonuses for the executive officers in the first quarter of FY06. Actual bonuses payable for FY06 (if any) will vary depending on the extent to which actual performance meets, exceeds, or falls short of the established corporate and individual performance goals for on-target performance for FY06 for each individual. In addition, the management of the Company and the Compensation Committee will retain the discretion to increase, reduce or eliminate the bonus that otherwise might be payable to any individual.

Name	Title	Award FY05		Salary FY06	Target Award FY06(1)
Kenneth Klein	Chairman of the Board, President and Chief Executive Officer	$112,500	(2)	$500,000	60%

John J. Bruggeman	Vice President, Worldwide Marketing, and Chief Marketing Officer	$32,000		$250,000	50%

Christopher J. Galvin	Vice President, Strategy and Corporate Development	$56,000		$250,000	50%

Scot K. Morrison	Vice President, Engineering	$84,000		$267,000	50%

Robert L. Wheaton(3)	Vice President, Worldwide Field Operations	—		$225,000	—

Michael W. Zellner	Senior Vice President, Finance and Administration, Chief Financial Officer and Secretary	$78,000		$300,000	50%

(1)	Target award percentage represents the maximum percentage of salary for the cash bonus award for FY06 for on-target performance.
(2)	Award amount recommended by executive and represents a reduction by 50% of the executive bonus due to executive pursuant to the terms of the Executive Employment Agreement dated as of November 5, 2003 by and between the Company and Kenneth R. Klein, a copy of which was furnished with a Current Report on Form 8-K on November 6, 2003.
(3)	Executive not eligible for cash bonus award.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 14, 2005	WIND RIVER SYSTEMS, INC.

	By:	/s/ Michael W. Zellner
Michael W. Zellner
Senior Vice President, Finance and Administration, Chief Financial Officer, and Secretary